UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

ENDURO ROYALTY TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 11, 2017, Enduro Royalty Trust issued the following statement.

Enduro Royalty Trust Announces Record Date and Meeting Date for Special Unitholder Meeting

AUSTIN, Texas—(BUSINESS WIRE)—July 11, 2017

Enduro Royalty Trust (NYSE: NDRO) (the “Trust”) today announced that it has established a record date of July 10, 2017 and a meeting date of August 30, 2017 for a special meeting of its unitholders to be held at 10:00 a.m. Central Daylight Time, at 777 Main Street, Concourse Level Meeting Room, Fort Worth, Texas. At the special meeting, the Trust’s unitholders will consider and act upon proposals to approve:

•                  Eight transactions pursuant to which (a) Enduro Operating LLC will sell its interests in certain oil and natural gas properties that constitute part of the oil and natural gas properties burdened by the net profits interest held by the Trust, (b) the Trust will release the related net profits interest associated with such oil and natural gas properties, and (c) the net proceeds received by the Trust with respect to each such sale will be distributed to the Trust unitholders;

•                  Amendments to the Amended and Restated Trust Agreement of the Trust (the “Trust Agreement”) to permit the transactions;

•                  Amendments to the Conveyance of Net Profits Interest to permit the transactions;

•                  Amendments to the Trust Agreement to permit costs associated with the special meeting to be paid pro rata by the Trust and Enduro Resource Partners LLC; and

•                  An adjournment of the special meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposals.

The Trust also announced that it has filed a definitive proxy statement with the Securities and Exchange Commission on July 11, 2017 for the special meeting. Holders of record of Trust units as of the close of business on July 10, 2017 will be entitled to receive notice of the special meeting and to vote at the special meeting.

About Enduro Royalty Trust

Enduro Royalty Trust is a Delaware statutory trust formed by Enduro Resource Partners to own a net profits interest representing the right to receive 80% of the net profits from the sale of oil and natural gas production from certain of Enduro Resource Partners’ properties in the states of Texas, Louisiana and New Mexico. As described in the Trust’s filings with the Securities and Exchange Commission, the amount of the periodic distributions is expected to fluctuate, depending on the proceeds received by the Trust as a result of actual production volumes, oil and gas prices, the amount and timing of capital expenditures, and the Trust’s administrative expenses, among other factors.  Future distributions are expected to be made on a monthly basis.  For additional information on the Trust, please visit www.enduroroyaltytrust.com.

Forward-Looking Statements and Cautionary Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include the amount of any anticipated distribution to unitholders as a result of the proposed disposition of certain properties and expected expenses, including capital expenditures. The anticipated distribution is based, in large part, on the amount of cash received or expected to be received by the Trust from Enduro Resource Partners as a result of the sale of the underlying properties. Other important factors that could cause actual results to differ materially include expenses of the Trust and reserves for anticipated future expenses. Statements made in this press release are qualified by the cautionary statements made in this press release. Neither Enduro Resource Partners nor the Trustee intends, and neither assumes any obligation, to update any of the statements included in this press release. An investment in units issued by Enduro Royalty Trust is subject to the risks described in the Trust’s filings with the SEC, including the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 15, 2017. The Trust’s quarterly and other filed reports are or will be available over the Internet at the SEC’s website at http://www.sec.gov.

Contact

Enduro Royalty Trust

The Bank of New York Mellon Trust Company, N.A., as Trustee

Sarah Newell 1 (512) 236-6555